Exhibit 1.1
                     Shares
CONSTANT CONTACT, INC.
Common Stock
UNDERWRITING AGREEMENT
                     , 2007
CIBC World Markets Corp.
Thomas Weisel Partners LLC
William Blair & Company, L.L.C.
Cowen and Company, LLC
Needham & Company, LLC,
   as Representatives of the several
   Underwriters named in Schedule I hereto
c/o CIBC World Markets Corp.
300 Madison Avenue
New York, New York 10016
Ladies and Gentlemen:
     Constant Contact, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Schedule II hereto (collectively, the “Selling Stockholders”), propose, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of                      shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”). Of the                      Firm Shares,                      are to be issued and sold by the Company and                      are to be sold by the Selling Stockholders. The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company and the Selling Stockholders propose to grant to the Underwriters an option to purchase up to an additional                      shares (the “Option Shares”) of Common Stock from the Company and the Selling Stockholders (          shares from the Company and           shares from the Selling Stockholders) for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are collectively referred to herein as the “Shares”.
     The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-144381), including a Preliminary Prospectus (as hereinafter defined) relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus have heretofore been delivered by the Company to you. The term “Preliminary Prospectus” as used in this Agreement means any preliminary prospectus included at any time prior to the time of effectiveness as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424(a) of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial schedules thereto), as amended at the time and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules and any registration statement filed pursuant to Rule 462(b) of the Rules increasing the size of the offering. The term “Prospectus” as used in this Agreement means the final prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) of the Rules.
     The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Statutory Prospectus (as hereinafter defined) and the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company and the Selling Stockholders hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, each Issuer Free Writing Prospectus (as hereinafter defined), and the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).
     1. Sale, Purchase, Delivery and Payment for the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:
          (a) The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $           per share (the “Initial Price”), the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Company” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof. The Selling Stockholders agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholders, at the Initial Price, the number of Firm Shares set forth opposite the name of such Underwriter under the column “Number of Firm Shares to be Purchased from the Selling Stockholders” on Schedule I to this Agreement, subject to adjustment in accordance with Section 9 hereof.
          (b) The Company and certain of the Selling Stockholders, as and to the extent set forth opposite the name of such Selling Stockholder under the column “Number of Option Shares to be Sold” on Schedule II to this Agreement, hereby grant to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as hereinafter defined), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written or facsimile notice, or verbal or telephonic notice confirmed by written or facsimile notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two (2) business days before the Option Shares Closing Date (as hereinafter defined), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

          (c) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the offices of CIBC World Markets Corp., 300 Madison Avenue, New York, New York 10016, at 10:00 a.m., New York City time, on the third (3rd) business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are referred to herein as the “Firm Shares Closing Date”). In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price, and delivery of the certificates, for such Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each date of delivery as specified in the notice from the Representatives to the Company (such time and date of delivery and payment are referred to herein as the “Option Shares Closing Date”). The Firm Shares Closing Date and any Option Shares Closing Date are referred to herein individually as a “Closing Date” and collectively as the “Closing Dates”.
          (d) Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds or by certified or official bank check or checks payable in New York Clearing House (same day) funds drawn to the order of the Company for the Shares purchased from the Company and to the Selling Stockholders for the Shares purchased from the Selling Stockholders, against delivery of the certificates representing such Shares to the Representatives for the respective accounts of the Underwriters for the Shares to be purchased by them.
          (e) The certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two (2) full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 1(b) hereof and shall be delivered by or on behalf of the Company to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the respective accounts of the Underwriters for the Shares to be purchased by them. The Company will cause the certificates representing the Shares to be made available for checking and packaging at such place as is designated by the Representatives on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).
     2. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Firm Shares Closing Date and as of each Option Shares Closing Date (if any), as follows:
          (a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (and any amendment thereof or supplement thereto) will comply in all material respects with the requirements of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above neither the Registration Statement (or any post-effective amendment thereto) nor the Prospectus (or any amendment thereof or supplement thereto) will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 2(a) shall apply to statements in, or omissions from, the Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance upon, and in conformity with, information furnished in writing by the Representatives on behalf of the several Underwriters specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement, any Preliminary Prospectus or the Prospectus is the statements contained in the third, fourth and fifth sentences of the fourth paragraph, the eleventh paragraph (relating to discretionary sales), the thirteenth paragraph (relating to stabilizing transactions, over-allotments and penalty bids), and paragraphs sixteen (relating to electronic format of the prospectus) through eighteen (relating to a relationship between an underwriter and the Company) under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).
          (b) As of the Applicable Time (as hereinafter defined), neither (i) the price to the public and the number of Shares offered and sold, as indicated on the cover page of the Prospectus and the Statutory Prospectus, considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with the Underwriter Information.
          Each Issuer Free Writing Prospectus, if any, including any electronic road show (including any “bona fide electronic road show” as defined in Rule 433(h)(5) of the Rules) (each, a “Road Show”), (i) is identified in Schedule IV hereto, and (ii) complied when issued and complies in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder. The Company has made at least one version of the Road Show available without restriction by means of graphic communication to any person, including any potential investor in the Shares (and if there is more than one version of a Road Show for the offering that is a written communication, the version available without restriction was made available no later than the other versions).
     As used in this Section and elsewhere in this Agreement:
          “Applicable Time” means [6]:00 [p]m (Eastern time) on the date of this Underwriting Agreement.
          “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time.

          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares, including each Road Show.
          (c) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or order suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules) has been issued by the Commission and, to the Company’s knowledge, no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of any Preliminary Prospectus and/or the Prospectus (and any amendment thereof or supplement thereto) pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule. Any material required to be filed by the Company pursuant to Rule 433(d) of the Rules has been or will be filed in the manner and within the time period required by such Rules.
          (d) Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in the second succeeding sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based on and in conformity with the Underwriting Information. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
          (e) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority to carry on its business as is currently being conducted as described in the Statutory Prospectus and the Prospectus, and to own, lease and operate its properties currently owned, leased and operated by it. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company has no subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company does not own or lease any asset or property outside the United States of America (“U.S.”).
          (f) The Company has all necessary franchises, authorizations, approvals, consents, grants, orders, licenses, certificates, permits, waivers and any other similar authority of and from all U.S. Federal, state, local or non-U.S. governmental, judicial, regulatory or administrative authorities, courts, tribunals, agencies, commissions or other bodies (each individually, a “Governmental Authority” and collectively, “Governmental Authorities”) or any other person or entity (collectively, the “Permits”) for the conduct of its business, all of which are valid and in full force and effect, except where the failure to have such Permits individually or in the aggregate would not have a Material Adverse Effect. The Company is in compliance with, and has fulfilled and performed in all material respects its obligations with respect to, such Permits and no event has occurred that permits or results in, or after notice or lapse of time or both would permit or result in, the revocation or termination thereof or any other material impairment of the rights of the Company thereunder.
          (g) The Company is not (i) in violation of its certificate of incorporation or by-laws, (ii) in default under, and no event has occurred which with notice or lapse of time or both would constitute a default under or result in the creation or imposition of any lien, charge, mortgage, pledge, claim, security interest, limitation, restriction, preferential arrangement, defect, or encumbrance of any kind upon any of the Company’s properties or assets pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any Governmental Authority (collectively, “Laws”), except in the case of clauses (ii) and (iii) above, for violations or defaults that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
          (h) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby (including the issuance and sale by the Company of the Shares to be issued and sold by it hereunder).
          (i) Except as may be required under the Securities Act and state and foreign securities and Blue Sky laws or for such authorizations, approvals, consents, orders, permits, licenses, registrations, qualifications, designations, exemptions, filings, notices of, from, with or to any Governmental Authority or any other person or entity (collectively, “Authorizations”) that have already been made or obtained and are in full force and effect, no Authorization is necessary or required for the Company to execute, deliver and perform this Agreement or to consummate the transactions contemplated hereby (including to issue and sell the Shares to be issued and sold by it hereunder).
          (j) This Agreement has been duly authorized, executed and delivered by the Company.
          (k) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including the issuance and sale by the Company of the Shares to be issued and sold by it hereunder) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any Authorization or Permit under, or result in the creation or imposition of any lien, charge, mortgage, pledge, claim, security interest, limitation, restriction, preferential arrangement, defect or encumbrance of any kind upon any of the Company’s properties or assets pursuant to, (i) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, (ii) any Permit or applicable Law, or (iii) any provision of the certificate of incorporation or by-laws of the Company, except (A) in case of clause (ii) above (x) for Authorizations or Permits as may be required under the Securities Act and state and foreign securities and Blue Sky laws or for such Authorizations or Permits that have already been made or obtained and are in full force and effect, and (y) for breaches, violations or defaults of any franchise, license, permit, waiver, judgment, decree or order of any Governmental Authority that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (B) in case of clause (i) above (x) for such Authorizations or Permits that have already been made or obtained and are in full force and effect or that if not obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (y) for rights of termination or acceleration, conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (l) The Company is not and, after giving effect to the issuance and sale of the Shares to be issued and sold by it hereunder and the application of the net proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations promulgated by the Commission thereunder.
          (m) At the time of filing the Registration Statement and the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules), including the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules.
          (n) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement, the Statutory Prospectus and Prospectus present fairly in all material respects the financial position of the Company at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Company for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), consistently applied throughout the periods involved as certified by the independent public accountants named in paragraph (qq) below. The summary and selected financial data included in the Statutory Prospectus and Prospectus present fairly in all material respects the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the financial statements and other financial information set forth in the Registration Statement, Statutory Prospectus and Prospectus.
          (o) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not been any event which could have a Material Adverse Effect, (ii) the Company has not sustained any loss to its assets or properties (whether owned or leased) or interference with its business from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any action, judgment, order or decree of any Governmental Authority which would have a Material Adverse Effect, and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not (A) issued any securities other than as a result of the issuance or exercise of an immaterial amount of stock options or warrants outstanding as of the date hereof, (B) incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (C) entered into any material transaction, or (D) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

          (p) The Company has authorized and outstanding capital stock as set forth in the Statutory Prospectus and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to all statements in relation thereto contained in the Registration Statement, the Statutory Prospectus and the Prospectus. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock or any such rights pursuant to its certificate of incorporation or by-laws or any agreement or instrument to or by which the Company is a party or bound. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into, or exercisable or exchangeable for, such capital stock.
          (q) The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement, the Statutory Prospectus and the Prospectus. The Shares, when issued and sold pursuant to this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company.
          (r) No holder of any security of the Company has any right that has not been waived to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 180 days after the date of this Agreement. Each director and executive officer of the Company and each stockholder of the Company listed on Schedule III hereto has executed and delivered to the Representatives his, her or its written lock-up agreement in the form attached hereto as Exhibit A (“Lock-Up Agreement”) enforceable against such person or entity in accordance with its terms.
          (s) The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market System, subject to official notice of issuance. A registration statement has been timely filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.
          (t) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or the quotation of the Common Stock on the Nasdaq Global Market, nor has the Company received any written notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or quotation.
          (u) The Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.
          (v) Except as described in the Statutory Prospectus and the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A of the Rules or Regulations D or S of the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (w) None of the Company, its directors or officers has distributed nor will the Company, its directors or officers distribute prior to the later of (i) the Firm Shares Closing Date, or the Option Shares Closing Date, and (ii) the completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and consistent with Section 5(e) below.
          (x) There is no document, instrument, contract or other agreement required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that is not so described or filed as required by the Securities Act or the Rules. Each document, instrument, contract or other agreement described in the Registration Statement, the Statutory Prospectus or the Prospectus or filed as an exhibit to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms.
          (y) No transaction has occurred between or among the Company and any of its officers, directors, or stockholders or any of their respective affiliates that is required to be described in and is not described in the Registration Statement, the Statutory Prospectus and the Prospectus.
          (z) The statistical and market related data included in the Registration Statement, the Statutory Prospectus or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate.
          (aa) The Company owns or has the right to use all patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, proprietary rights and processes (“Intellectual Property”) necessary for the conduct of its business as described in the Registration Statement, Preliminary Prospectus, Statutory Prospectus and Prospectus and, to the Company’s knowledge, necessary in connection with the products and services under development, without any conflict with or infringement of the interests of others, except for such failures to own or have rights to use or such conflicts or infringements which, individually or in the aggregate, have not had and would not reasonably be expected to result in, a Material Adverse Effect, and has taken reasonable steps necessary to secure interests in such Intellectual Property and to secure assignment of such Intellectual Property from its employees and contractors. Except as described in the Registration Statement, Preliminary Prospectus, Statutory Prospectus and Prospectus, the Company is not aware of outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required by the Securities Act or the Rules to be set forth in the Registration Statement, Preliminary Prospectus, Statutory Prospectus and Prospectus and, except as set forth in the Registration Statement, Preliminary Prospectus, Statutory Prospectus and Prospectus, the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required by the Securities Act or the Rules to be set forth in the Registration Statement, Preliminary Prospectus, Statutory Prospectus and Prospectus. None of the Intellectual Property employed by the Company has been obtained or is being used by the Company in violation of any contractual or fiduciary obligation binding on the Company or any of its directors or executive officers or, to the Company’s knowledge, any of its employees or consultants or otherwise in violation of the rights of any persons or entities, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, Preliminary Prospectus, Statutory Prospectus and Prospectus, the Company has not received any notice alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as described in the Registration Statement, Preliminary Prospectus, Statutory Prospectus and Prospectus, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violations, infringements or conflicts which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company has taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of its confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession. The Company has incorporated Open Source Materials (as hereinafter defined) into, or combined Open Source Materials with, products, services or Intellectual Property of the Company or used Open Source Materials to provide products or services of the Company; provided, however, the Company has not (A) distributed Open Source Materials in conjunction with or for use with any product, service or Intellectual Property of the Company; or (B) used Open Source Materials that grant, or purport to grant, to any third party, any rights or immunities under any rights in, arising out of, or associated with Intellectual Property of the Company (including, but not limited to, using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials or that other software incorporated into, derived from or distributed with such Open Source Materials be (x) disclosed or distributed in source code form, (y) be licensed for the purpose of making derivative works, or (z) be redistributable at no charge or with any restriction on the consideration charged therefor). As used in this Agreement, the term “Open Source Materials” shall mean any software or other material that is distributed as “free software,” “open source software” or under a similar licensing or distribution model (including but not limited to the GNU General Public License, GNU Lesser General Public License, Mozilla Public License, BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License, the Sun Industry Standards License and the Apache License).
          (bb) Except as otherwise disclosed in the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus and the Prospectus, the Company has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, charges, mortgages, pledges, claims, security interests, limitations, restrictions, preferential arrangements, defects, or encumbrances of any kind, except such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. All property held under lease by the Company is held by it under valid, existing and enforceable leases, free and clear of all liens, charges, mortgages, pledges, claims, security interests, defects, or encumbrances of any kind, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company.
          (cc) There are no legal or governmental proceedings pending to which the Company is a party or of which any of its properties or assets is the subject which, if determined adversely to the Company, could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by any Governmental Authority or threatened by any other person or entity.
          (dd) The Company is not involved in any labor dispute with its employees and, to the knowledge of the Company, no such dispute is threatened that would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors that would have a Material Adverse Effect. There is no pending litigation between or among the Company and any of its executive officers and, to the knowledge of the Company, no such litigation is threatened which, if adversely determined to the Company, could have a Material Adverse Effect.
          (ee) The Company carries policies of insurance and fidelity or surety bonds through insurers of recognized financial responsibility covering the Company, its business, properties, assets, operations, business, employees, officers and directors against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is currently engaged or proposes to be engaged after giving effect to the transactions described in the Statutory Prospectus and the Prospectus. All such policies of insurance and fidelity or surety bonds insuring the Company, its business, properties, assets, employees, officers and directors are in full force and effect and the Company is in compliance with the terms of such policies and instruments in all material respects. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such coverage expires, or (ii) to obtain comparable coverage from similar insurers as may be necessary or appropriate to conduct its business as currently conducted at a cost that would not reasonably be expected to have a Material Adverse Effect. The Company has not been denied any insurance coverage that it has sought or for which it has applied.
          (ff) The Company has filed all Federal, state, local and foreign tax returns that are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns to be paid, and if due and payable, all related or similar assessments, fines or penalties levied against it, if any, except to the extent appropriate reserves have been taken on the Company’s balance sheet. There are no tax audits or investigations pending, which if adversely determined to the Company would individually or in the aggregate have a Material Adverse Effect; nor, to the knowledge of the Company, are there any material proposed additional tax assessments against the Company.
          (gg) The Company is in compliance with all applicable Laws relating to data privacy, data collection and protection, email marketing and anti-SPAM Laws (including the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, as amended (the “CAN-SPAM Act”), and the rules and regulations promulgated thereunder, except as would not, individually or in the aggregate, have a Material Adverse Effect, and has not received any notice from any Governmental Authority or any other person or entity regarding any actual, alleged, possible or potential violation of or failure to comply with any such Laws. The Company is in compliance with its stated policies and standard terms and conditions contained on any websites maintained by or on behalf of the Company, except as would not, individually or in the aggregate, have a Material Adverse Effect.
          (hh) (i) The Company is in compliance in all material respects with all Laws relating to the environment, or hazardous or toxic substances or wastes, pollutants or contaminants, or the protection of human health and safety (collectively, “Environmental Laws”); (ii) the Company has not received any notice from any Governmental Authority or any other person or entity of any actual or alleged liability of it under any Environmental Laws; (iii) the Company has all Permits required of it under applicable Environmental Laws to conduct its business, and is in compliance with all terms and conditions thereof; (iv) to the Company’s knowledge, no facts currently exist that will require the Company to make future material capital expenditures to comply with Environmental Laws; (v) to the Company’s knowledge, no property that is or has been owned, leased or occupied by the Company has been designated as a “Superfund” site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (“CERCLA”), (42 U.S.C. Section 9601, et. seq.) or otherwise designated as a contaminated site under applicable Law; and (vi) to the Company’s knowledge, the Company has not been named as a “potentially responsible party” under the CERCLA.
          (ii) There are no costs and liabilities associated with Environmental Laws (including any capital or operating expenditures required for clean-up, closure of properties, compliance with Environmental Laws or Permits under Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, have a Material Adverse Effect.

          (jj) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the rules, regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such rules, regulations and published interpretations) in which its employees are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such rules, regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.
          (kk) Neither the Company nor any other person or entity associated with or acting on behalf of the Company, including any director, officer, agent, employee or affiliate of the Company, while acting on behalf of the Company, has taken any action, directly or indirectly, that would reasonably be expected to result in a violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). The Company conducts and at all times has conducted its business in compliance with the FCPA.
          (ll) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering Laws of any Governmental Authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.
          (mm) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person or entity currently subject to any U.S. sanctions administered by OFAC.
          (nn) The Company keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (oo) The Company has established and, upon the effectiveness of the Registration Statement, will maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are required to be prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.
          (pp) The Company has established and maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act) that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, which are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with GAAP. The Company is not aware of any material weakness in its system of internal control over financial reporting. Since the date of the latest audited financial statements included in the Registration Statement, Preliminary Prospectus, Statutory Prospectus and Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.
          (qq) Vitale, Caturano & Company, Ltd. (the “Initial Auditor”), whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were, independent public accountants as required by the Securities Act and the Rules. PriceWaterhouse Coopers LLP (the “Auditor”) whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by their reports, were, independent public accountants as required by the Securities Act and the Rules.
          (rr) Except as described in the Statutory Prospectus and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.
          (ss) The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Nasdaq Marketplace Rules and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the Nasdaq Marketplace Rules.
          (tt) The Company has taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002, the related rules and regulations thereunder or implementing the provisions thereof promulgated by the Commission in connection therewith, and corporate governance requirements under the Nasdaq Marketplace Rules that are then in effect and to which the Company is required to comply with as of the effectiveness of the Registration Statement.
          (uu) Except as otherwise disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for brokerage commissions, finders fees or other like payment in connection with this offering.
     3. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder hereby represents and warrants to each Underwriter as of the date hereof, the Firm Shares Closing Date and, if such Selling Stockholder is selling Option Shares, as of each such Option Shares Closing Date (if any), as follows:
          (a) Such Selling Stockholder has previously delivered to the Representatives a Lock-Up Agreement in the form attached hereto as Exhibit A; the terms of such Lock-Up Agreement are incorporated herein by reference.
          (b) Such Selling Stockholder has caused certificates representing all of the Shares to be sold by such Selling Stockholder hereunder to be delivered to the Company (the “Custodian”) in negotiable form and accompanied by an executed assignment form, with a signature by or on behalf of such Selling Stockholder appropriately guaranteed, to be held in custody by the Custodian for delivery pursuant to the provisions of this Agreement and an agreement dated                           , 2007 between the Custodian and such Selling Stockholder substantially in the form attached hereto as Exhibit B (the “Custody Agreement”). The representations and warranties of such Selling Stockholder in the Custody Agreement are, and on each Closing Date will be, true and correct.
          (c) Such Selling Stockholder has granted an irrevocable power of attorney substantially in the form attached hereto as Exhibit C (the “Power of Attorney”) to the persons named therein as such Selling Stockholder’s attorneys-in-fact (“Attorneys-in-Fact”) with the authority, on behalf of such Selling Stockholder, to execute, deliver and perform this Agreement, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder to or for the account of the Underwriters and to execute and deliver any other document, instrument and take any and all other actions necessary or desirable in connection with the consummation of the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney. The representations and warranties of such Selling Stockholder in the Power of Attorney are, and on each Closing Date will be, true and correct.
          (d) This Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
          (e) Neither the execution, delivery and performance of this Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement by or on behalf of such Selling Stockholder nor the consummation of any of the transactions contemplated hereby or thereby by such Selling Stockholder (including the sale of the Shares to be sold by it hereunder) will give rise to a right to terminate or accelerate the due date of any payment under, or conflict with or result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any Authorization or Permit under, or result in the creation or imposition of any lien, charge, mortgage, pledge, claim, security interest, limitation, restriction, preferential arrangement, defect or encumbrance of any kind upon the Shares to be sold by it pursuant to, as applicable, (i) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or to which the Shares to be sold by it are subject, (ii) any Permit or applicable Law, or (iii) any provision of the certificate of incorporation or by-laws, operating agreement, partnership agreement or any other organizational instrument of such Selling Stockholder, except as may be required under the Securities Act and state and foreign securities and Blue Sky laws or for such Authorizations or Permits that have already been made or obtained and are in full force and effect.
          (f) Such Selling Stockholder has, and on the Firm Shares Closing Date and the Option Shares Closing Date, if applicable, will have, good, valid and marketable title to the Shares to be sold by such Selling Stockholder hereunder free and clear of any lien, charge, mortgage, pledge, claim, security interest, preferential arrangement, defect or other encumbrance, including any restriction on transfer, except as otherwise described in the Registration Statement and Prospectus.
          (g) Except as may be required under the Securities Act and state and foreign securities and Blue Sky laws or for such Authorizations that have already been made or obtained and are in full force and effect, no Authorization is necessary or required for such Stockholder to execute, deliver and perform this Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement and consummate the transactions contemplated hereby (including to sell the Shares to be sold by it hereunder) and thereby.

          (h) Such Selling Stockholder has full legal right, power and authority to execute, deliver and perform this Agreement, the Custody Agreement, the Power of Attorney and the Lock-Up Agreement and consummate the transactions contemplated hereby (including to sell the Shares to be sold by it hereunder) and thereby, and on the Firm Shares Closing Date and the Option Share Closing Date, if applicable, will have, full legal right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.
          (i) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder hereunder, the Selling Stockholders will pass and the Underwriters will receive good and valid title to such Shares free and clear of any lien, charge, mortgage, pledge, claim, security interest, preferential arrangement, defect or other encumbrance.
          (j) All information relating to such Selling Stockholder furnished in writing by such Selling Stockholder expressly for use in the Registration Statement, the Statutory Prospectus, the Prospectus and any Issuer Free Writing Prospectus is, and on each Closing Date will be, true and correct, and does not, and on each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.
          (k) To the extent that any statements or omissions made in the Registration Statement, the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendments thereof or supplements thereto) are made in reliance upon, and in conformity with, the information furnished in writing by or on behalf of such Selling Stockholder specifically for use therein, with respect to such information relating to such Selling Stockholder (x) on the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement (and any post-effective amendment thereto), the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects with the requirements of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder, (y) the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above neither the Registration Statement (or any post-effective amendment thereto) nor the Prospectus (or any amendment thereof or supplement thereto) will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (z) when any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.
          (l) Such Selling Stockholder has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, or that constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock any security of the Company to facilitate the sale or resale of the Shares.
          (m) No Selling Stockholder has prepared, used or referred to, nor will it prepare, use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Rules).

     4. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:
          (a) Notification that the Registration Statement has become effective shall have been received by the Representatives, and the Prospectus shall have been timely filed with the Commission pursuant to Rule 424(b) of the Rules and in accordance with Section 5(a) hereof, and any material required to be filed by the Company pursuant to Rule 433(d) of the Rules shall have been timely filed with the Commission in accordance with such Rule.
          (b) (i) No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules), shall have been issued or shall be in effect, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, (iii) no proceedings for the purpose of preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any “free writing prospectus” (as defined by Rule 405 of the Rules) or suspending the effectiveness of the Registration Statement shall be pending before or threatened by the Commission, and (iv) any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives. If the Company has elected to rely upon Rule 430A of the Rules, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A of the Rules shall have been timely filed with the Commission pursuant to Rule 424(b) of the Rules and the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules.
          (c) The representations and warranties of the Company and the Selling Stockholders contained in this Agreement and in the certificates delivered pursuant to Section 4(d) hereof shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company and the Selling Stockholders shall have performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by them at or before each such Closing Date.
          (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive officer and the chief financial officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein required to be performed or satisfied by the Company; (iii) they have carefully examined the Registration Statement, the Prospectus, the General Disclosure Package, and any individual Issuer Free Writing Prospectus and, in their opinion (A) as of the Effective Date the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (1) the General Disclosure Package, nor (2) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and as of the times described above such documents did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred that should have been set forth in a supplement or otherwise required an amendment to the Registration Statement, the Statutory Prospectus or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act.

          (e) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Dates, of each Selling Stockholder to the effect that: (i) the representations, warranties and agreements of such Selling Stockholder in this Agreement were true and correct when made and are true and correct as of such Closing Date; (ii) such Selling Stockholder has performed all covenants and agreements and satisfied all conditions contained herein required to be performed or satisfied by such Selling Stockholder; and (iii) to the extent that any statements or omissions made in the Registration Statement, the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendments thereof or supplements thereto) are made in reliance upon, and in conformity with, the information furnished in writing by or on behalf of such Selling Stockholder specifically for use therein, (A) with respect to the information relating to such Selling Stockholder, as of the Effective Date, the Registration Statement and Prospectus did not include, and as of the Applicable Time, neither (1) the General Disclosure Package, nor (2) any individual Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included, any untrue statement of a material fact and as of the times described above such documents did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred with respect to such Selling Stockholder that should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus.
          (f) The Representatives shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Initial Auditor addressed to the Representatives and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package; and (ii) on each Closing Date, a signed letter from the Initial Auditor addressed to the Representatives and dated the date of such Closing Date, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
          (g) The Representatives shall have received: (i) simultaneously with the execution of this Agreement a signed letter from the Auditor addressed to the Representatives and dated the date of this Agreement, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the General Disclosure Package; and (ii) on each Closing Date, a signed letter from the Auditor addressed to the Representatives and dated the date of such Closing Date, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
          (h) The Representatives shall have received on each Closing Date from Wilmer Cutler Pickering Hale and Dorr, LLP, counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, in form attached hereto as Exhibit D.
          (i) The Representatives shall have received on each Closing Date from the respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, with respect to each of the Selling Stockholders for whom they are acting as counsel, on the Closing Date at which such Selling Stockholders are selling Shares, an opinion, addressed to the Representatives and dated such Closing Date, in form attached hereto as Exhibit E.

          (j) The Representatives shall have received on each Closing Date from Bingham McCutchen LLP, counsel for the Underwriters, an opinion, addressed to the Representatives and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives.
          (k) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
          (l) The Representatives shall have received copies of the Lock-up Agreements executed by each entity or person listed on Schedule III hereto.
          (m) The Shares shall have been listed for quotation on the Nasdaq Global Market, subject only to official notice of issuance.
          (n) The Representatives shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus, the General Disclosure Package and the Prospectus, (i) there shall not have been any change in the capital stock of the Company (other than as a result of the exercise of outstanding stock options, warrants or other rights described in the Registration Statement, the Statutory Prospectus, General Disclosure Package and the Prospectus) or any change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement, the Statutory Prospectus, the General Disclosure Package or the Prospectus, no material agreement or other material transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to have a Material Adverse Effect, (iii) no loss or damage (whether or not insured) to the property or assets of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties or assets that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the assets, properties, condition (financial or otherwise), or in the results of operations, business affairs or business prospects of the Company that makes it impractical or inadvisable, in the judgment of the Representatives, to proceed with the purchase or offering of the Shares as contemplated hereby.
          (o) The Company and each Selling Stockholder shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives and counsel for the Underwriters shall have reasonably requested.
     5. Covenants and other Agreements of the Company, the Selling Stockholders and the Underwriters.
          (a) The Company covenants and agrees with each of the Underwriters as follows:
               (i) The Company shall use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) of the Rules not later than the Commission’s close of business on the second (2nd) business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 433(d) or 163(b)(2) of the Rules, as the case may be.

               (ii) The Company shall promptly advise the Representatives in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any amendment or supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules) or the institution or threatening of any proceeding for that purpose, and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Rules) and, if issued, to obtain as soon as possible the withdrawal thereof.
               (iii) If, at any time when a prospectus relating to the Shares (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act and the rules and regulations promulgated thereunder, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules or the Exchange Act and the rules and regulations promulgated thereunder, the Company shall promptly notify the Representatives and promptly prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 5(a), an amendment or supplement to eliminate or correct such statement or omission or an amendment complying with the Securities Act and the Rules or the Exchange Act and the rules and regulations promulgated thereunder.
               (iv) If at any time following issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or would include an untrue statement of a material fact or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company shall promptly notify the Representatives and shall promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission complying with the Securities Act and the Rules.
               (v) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period and complying with Section 11(a) of the Securities Act and Rule 158 of the Rules.
               (vi) The Company shall furnish (A) to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto) and amendments thereof and to each other Underwriter a copy of the Registration Statement

(without exhibits thereto) and all amendments thereof, (B) prior to [    ], Eastern time, on the business day next succeeding the date of this Agreement and from time to time, to the Underwriters with copies of the Prospectus at such locations and in such quantities as the Representatives may reasonably request, and (C) so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules to the Underwriters, as many copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. If applicable, the copies of the Registration Statement, Preliminary Prospectus, any Issuer Free Writing Prospectus and Prospectus and each amendment and supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
               (vii) The Company shall cooperate with the Representatives and counsel for the Underwriters in endeavoring to qualify the Shares for offer and sale in connection with the offering under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.
               (viii) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules) is required to be delivered under the Securities Act and the Rules or the Exchange Act and the rules and regulations promulgated thereunder, shall file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.
               (ix) Without the prior written consent of CIBC World Markets Corp. and Thomas Weisel Partners LLC, during the period commencing on the date hereof and continuing to and including the date that is 180 days after the date of the Prospectus, the Company shall not announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, issue, register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except as provided under this Agreement or for the issuance of shares of equity securities or the grant of options to purchase equity securities pursuant to the Company’s existing stock option/stock issuance plan, the stock incentive plan and the employee stock purchase plan described in the Registration Statement, the Preliminary Prospectus and the Prospectus or upon conversion or exercise of convertible or exercisable securities outstanding as of the date of this Agreement. In the event that during this period (A) any shares of equity securities are issued pursuant to the Company’s existing stock option/stock issuance plan or stock incentive plan described in the Registration Statement, the Preliminary Prospectus and the Prospectus or upon conversion or exercise of convertible or exercisable securities outstanding as of the date of this Agreement, or (B) any registration is effected on Form S-8 or on any successor form relating to shares of equity securities, the Company shall obtain a lock-up agreement of each grantee, purchaser or holder of such securities that is or becomes the beneficial owner (determined in accordance with Rule 13d-3 of the Exchange Act) of one percent (1%) or more of the Company’s Common Stock then outstanding as a result of such grant, issuance or purchase of such securities in substantially the form of the Lock-Up Agreement attached hereto as Exhibit A and enforce the rights and restrictions therein until the end of the applicable period. Notwithstanding the foregoing, if (x) during the last 17 days of the 180 day period described in this Section 5(a)(ix) the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of such 180 day period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 180 day period, the restrictions imposed during this Section 5(a)(ix) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
               (x) On or before completion of the offering, the Company shall make all filings required under applicable securities Laws and by the Nasdaq Global Market (including any required registration under the Exchange Act).
               (xii) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Representatives unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.
               (xiii) The Company shall apply the net proceeds from the offering of the Shares to be issued and sold by the Company hereunder in the manner set forth under the caption “Use of Proceeds” in the Prospectus.
          (b) The Company shall pay or cause to be paid, or reimburse or cause to be reimbursed if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all fees, disbursements, costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement, including those relating to: (i) the registration of the Shares under the Securities Act, including the reasonable fees, disbursements and expenses of the Company’s counsel and accountants in connection therewith, and the preparation, printing, reproduction filing and distribution of the Registration Statement, including all exhibits thereto, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements thereto; (ii) the preparation, printing, and production of any agreement among the Underwriters, this Agreement, closing documents (including compilations thereof) and any other documents, instruments or agreements in connection with the offering, purchase, sale and delivery of the Shares; (iii) the preparation and delivery of certificates for the Shares to the Underwriters; (iv) the qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 5(a)(vii) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the preparation of any Blue Sky law survey or memoranda; (v) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and all amendments or supplements thereto, and of the several documents required by this Section to be so furnished, as may be reasonably requested by the Representatives for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (vi) securing the required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the public offering, including the filing fees incident thereto and the reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vii) the inclusion of the Shares for quotation on the Nasdaq Global Market, including the filing fees incident thereto; (viii) the costs and charges of the transfer agent or register; (ix) the Road Show; and (x) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 8 hereof, the Underwriters shall pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including the fees and disbursements of counsel for the Underwriters. Notwithstanding the foregoing, (x) the Underwriters shall pay the commercial air travel and lodging expenses of the representatives of the Underwriters incurred in connection with the meetings of the prospective purchasers of the Shares, and (y) the Underwriters shall pay half of the chartered air travel expenses, if any, incurred in connection with the meetings of the prospective purchasers of the Shares.
          (c) The Selling Stockholders, severally and not jointly, shall pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement not payable by the Company pursuant to paragraph (b) above, including (i) any expenses, duties and taxes, if any, incident to the sale and delivery of the Shares to be sold by them hereunder to the Underwriters; and (ii) the fees and disbursements of counsel for the Selling Stockholders.
          (d) The Company and each Selling Stockholder acknowledge and agree that each of the Underwriters has acted and is acting solely in the capacity of a principal in an arm’s length transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor, agent or fiduciary to the Company, the Selling Stockholders or any other person or entity. Additionally, the Company and each Selling Stockholder acknowledge and agree that the Underwriters have not and will not advise the Company, the Selling Stockholders, or any other person or entity as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and each Selling Stockholder have consulted with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company, the Selling Stockholders, or any other person or entity with respect thereto, whether arising prior to or after the date hereof. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions have been and will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholders. The Company and each Selling Stockholders agree that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary duty to the Company, any Selling Stockholder, or any other person or entity in connection with any such transaction or the process leading thereto.
          (e) Each of the Company and the Selling Stockholders represents and agrees that, without the prior consent of the CIBC World Markets Corp. and Thomas Weisel Partners LLC, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules). Each Underwriter represents and agrees that, without the prior consent of the CIBC World Markets Corp. and Thomas Weisel Partners LLC, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules). Each such “free writing prospectus” the use of which has been consented to by CIBC World Markets Corp. and Thomas Weisel Partners LLC is listed on Schedule IV attached hereto. The Company has complied and will comply with the requirements of Rule 433 of the Rules applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions set forth in Rule 433 of the Rules to avoid a requirement to file with the Commission any Road Show.
          (f) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each Selling Stockholder shall deliver to the Representatives prior to the Firm Shares Closing Date a properly completed and executed U.S. Treasury Department Form W-9

(or other applicable form or statement specified by the U.S. Treasury Department regulations in lieu thereof).
          (g) Each Selling Stockholder acknowledges and agrees that: the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact under the Power of Attorney, are to that extent irrevocable; the obligations of such Selling Stockholder hereunder shall not be withdrawn or terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of such Selling Stockholder or by the occurrence of any other event or events, including the termination of any trust or estate, the death or incapacity of one or more trustees, guardians, executors or administrators under such trust or estate or the merger, consolidation, dissolution or liquidation of any corporation or partnership (any of the foregoing being hereinafter referred to as an “Event”). If an Event shall occur before completion of the transactions contemplated by the Underwriting Agreement, the Custody Agreement or the Power of Attorney, then certificate(s) representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreements, and any actions taken by the Attorneys-in-Fact (or any one of them) pursuant to the Powers of Attorney shall be as valid as if such Event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact (or any one of them), the Underwriters, or any of them, shall have received notice of such Event.
     6. Indemnification.
          (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, investigating, preparing or defending against any action, suit, investigation or proceeding or claim asserted), to which such Underwriter (or any person controlling such Underwriter) may become subject under the Securities Act, the Exchange Act or other Law, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky law application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws of such states or other jurisdictions (any such application, document or information being hereinafter referred to as a “Blue Sky Application”), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person or entity by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b) Each Selling Stockholder shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, investigating, preparing or defending against any action, suit, investigation or proceeding or claim asserted), to which such Underwriter (or any person controlling such Underwriter) may become subject under the Securities Act, the Exchange Act or other Law, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, or in any Blue Sky Application, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Preliminary Prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the information furnished in writing by or on behalf of such Selling Stockholder specifically for use therein; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person or entity by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement, the Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules or such amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information. Notwithstanding the foregoing, the liability of each Selling Stockholder pursuant to the provisions of this Section 6(b) shall be limited to an amount equal to the aggregate gross proceeds received by such Selling Stockholder from the sale of the Shares sold by such Selling Stockholder hereunder. This indemnity agreement will be in addition to any liability that the Selling Stockholders may otherwise have.
          (c) Each Underwriter agrees to indemnify and hold harmless the Company, each Selling Stockholder and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any losses, claims, damages or liabilities (or actions in respect thereof) (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, investigating, preparing or defending against any action, suit, investigation or proceeding or claim asserted) to which they or any of them may become subject under the Securities Act, the Exchange Act or other Law, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, Statutory Prospectus, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Statutory Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information.

          (d) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a), 6(b) or 6(c) above shall be available to any party who shall fail to give notice as provided in this Section 6(d) if the party to whom notice was not given was unaware of the action, suit or proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the omission to so notify such indemnifying party of any such action, suit or proceeding shall not relieve such indemnifying party from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party , and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.
     7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a), 6(b) or 6(c) hereof is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person or entity entitled hereunder to contribution from any person or entity who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Underwriter (except as may be provided in the agreement among underwriters to which the Underwriters are a party and which is applicable to this offering) shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission; and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the aggregate net proceeds of the sale of Shares received by such Selling Stockholder. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as any Selling Stockholder, as the case may be. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter’s obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint. The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.
     8. Termination.
          (a) This Agreement may be terminated by the Representatives by notifying the Company and the Selling Stockholders at any time at or before a Closing Date if, in the judgment of the Representatives: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (iii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA, or any other Governmental Authority; or (iv) a banking moratorium has been declared by any Governmental Authority; or (v) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business.
          (b) If this Agreement is terminated pursuant to any of its provisions, neither the Company nor any Selling Stockholder shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or any Selling Stockholder, except (x) if this Agreement is terminated by the Representatives because of any failure, refusal or inability on the part of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder, (y) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Stockholders or to the other Underwriters for damages occasioned by its failure or refusal, and (z) except as provided in Sections 5(b) and (c), 6, 7 and 8 hereof.
     9. Substitution of Underwriters. If any Underwriter shall default in its obligation to purchase on any Closing Date the Shares agreed to be purchased hereunder on such Closing Date, the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Shares on the terms contained herein. If, however, the Representatives shall not have completed such arrangements within such 36-hour period, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of Shares that remains unpurchased on such Closing Date does not exceed one-eleventh of the aggregate number of all the Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representatives, on the one hand, or the Company and the Selling Stockholders, on the other hand, shall have the right to postpone the applicable Closing Date for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus or any other documents), and the Company shall file promptly any amendments to the Registration Statement or the Prospectus that in the opinion of the Company and the Representatives and their respective counsel may thereby be made necessary.
     If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided above, the aggregate number of such Shares that remains unpurchased exceeds 10% of the aggregate number of all the Shares to be purchased at such date, then this Agreement, or, with respect to a Closing Date which occurs after the First Closing Date, the obligations of the Underwriters to purchase and of the Company or the Selling

Stockholders, as the case may be, to sell the Option Shares to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders, and without liability on the part of the Company or the Selling Stockholders, except as provided in Sections 5(b) and (c), 6, 7 and 8 hereof. The provisions of this Section 9 shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. The term “Underwriter” as used in this Agreement shall include any person or entity substituted under this Section 9 with like effect as if such person or entity had originally been a party to this Agreement with respect to such Shares.
     10. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or the Selling Stockholders or any of their respective officers, directors or controlling persons referred to in Sections 6 and 7 hereof, and shall survive delivery of and payment for the Shares. In addition, the provisions of Sections 5(b) and (c), 6, 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, the Company or any of the Selling Stockholders, and their respective successors and assigns, and directors and officers of the Company, and no other person or entity shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Shares from any Underwriter merely because of such purchase.
     This Agreement (including the exhibits and schedules hereto) supersedes all prior agreements and understandings among the Company, the Selling Stockholders and the Underwriters, or between any of them, with respect to the subject matter hereof.
     In all dealings with the Underwriters hereunder, the Selling Stockholders and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by CIBC World Markets Corp. and Thomas Weisel Partners LLC, jointly; and in all dealings with the Selling Stockholders hereunder, Underwriters and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Selling Stockholder made or given by the Attorneys-in-Fact (or any one of them) for such Selling Stockholder.
     All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., 300 Madison Avenue, New York, New York 10016 Attention: Equity Capital Markets, with a copy to CIBC World Markets Corp., 425 Lexington Avenue, New York, New York 10016 Attention: General Counsel, and to Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110 Attention: John R. Utzschneider, Esq., (b) if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 Attention: Philip P. Rossetti, Esq., and (c) if to the Selling Stockholders to each Selling Stockholder at the address indicated on Schedule II hereto for such Selling Stockholder with a copy to such Selling Stockholder’s counsel indicated on Schedule II hereto at the address indicated thereon for such counsel.

     As used herein, the term “business day” shall mean any day when the Commission’s Washington, D.C. office is open for business. Whenever the word “include,” “includes” or “including” is used herein, it shall be deemed in each instance to be followed by the words “without limitation”.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     Please confirm that the foregoing correctly sets forth the agreement among us.

Very truly yours,

COMPANY

By:

Name:
Title:

SELLING STOCKHOLDERS

By:

Name:
Title:	As Attorney-in-Fact acting on behalf of the Selling Stockholders named in Schedule II hereto

Confirmed by:

CIBC WORLD MARKETS CORP. and
THOMAS WEISEL PARTNERS, LLC,
Each acting severally on behalf of itself and as representative of the several Underwriters named in Schedule I hereto.

CIBC WORLD MARKETS CORP.

By:

Name:
Title:

THOMAS WEISEL PARTNERS LLC

By:

Name:
Title:

SCHEDULE I

Number of
	Number of	Firm Shares to be
	Firm Shares to be	Purchased
	Purchased	from the Selling
Name	from the Company	Stockholders
CIBC World Markets Corp.	[ ]	[ ]
Thomas Weisel Partners LLC	[ ]	[ ]
William Blair & Company, L.L.C.	[ ]	[ ]
Cowen and Company, LLC	[ ]	[ ]
Needham & Company, LLC	[ ]	[ ]
[ ]	[ ]	[ ]

Total

Sch I - 1

SCHEDULE II

		Number of	Number of
		Firm Shares to be	Option Shares to
Selling Stockholder Name	Counsel Name	Sold	be Sold
[insert names and addresses of Selling Stockholders]	[insert name and address of Counsel]	[ ]	[ ]

Total

Sch II - 1

SCHEDULE III
Lock-up Signatories
[Insert names of Lock-up Signatories]

SCHEDULE IV
Issuer Free Writing Prospectuses
[All proposed Free Writing Prospectuses to be discussed with CIBC Legal prior to release]